      As filed with the Securities and Exchange Commission on May 7, 1998
                                           Registration No. 333-________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 COMBICHEM, INC.
               (Exact name of issuer as specified in its charter)

                DELAWARE                            33-0617379
      (State or other jurisdiction        (IRS Employer Identification No.)
     of incorporation or organization)

                9050 CAMINO SANTA FE, SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                 COMBICHEM, INC.
                          1997 STOCK INCENTIVE PLAN AND
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                             DR. VICENTE ANIDO, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 COMBICHEM, INC.
                              9050 CAMINO SANTA FE
                           SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 530-0484
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                  Proposed            Proposed
   Title of                                                                       Maximum              Maximum
  Securities                               Amount            Offering             Aggregate           Amount of
     to be                                  to be              Price              Offering          Registration
  Registered                            Registered(1)      per Share(2)             Price                Fee
  ----------                            -------------      ------------             -----                ---
1997 Stock Incentive Plan
Common Stock, par value               1,072,170 shares        $10.00           $10,721,700           $3,162.90
$0.001 per share

1997 Employee Stock Purchase Plan
Common Stock, par value
$0.001 per share                        150,000 shares        $10.00           $ 1,500,000           $  442.50
================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Common Stock which become issuable under the Registrant's 1997 Stock Incentive Plan or 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Common Stock of CombiChem, Inc.

(2) Estimated solely for the purpose of computing the amount of the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         CombiChem, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Prospectus filed April 7, 1998 with the Registrant's Registration Statement No. 333-37981 on Form S-1, as amended, under the Securities Act of 1933, as amended (the "1933 Act"), in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1997;

         (b) The Registrant's Registration Statement on Form 8-A filed with the SEC on May 4, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

         Article VII, Section 1 of the Restated Bylaws of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnify thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order or receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

         The Registrant has purchased directors' and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.


Item 7.  Exemption from Registration Claimed

         Not Applicable.



                                      II-2.

Item 8.  Exhibits

    Number   Exhibit
    ------   -------
     4.1     Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
             Statement on Form 8-A, filed on May 4, 1998, and all exhibits thereto which are incorporated herein by reference pursuant to Item 3(b).
     5.1     Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1     Consent of Ernst & Young LLP, Independent Auditors.
    23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.1     Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
*   99.1     1997 Stock Incentive Plan (Exhibit 10.44).
+   99.2     Form of Notice of Grant of Stock Option (Exhibit 10.48).
+   99.3     Form of Stock Option Agreement (Exhibit 10.49).
+   99.4     Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate
             Transaction/Change in Control) (Exhibit 10.50).
+   99.5     Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right)
             (Exhibit 10.51)
+   99.6     Form of Stock Issuance Agreement (Exhibit 10.52).
+   99.7     Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following
             Corporate Transaction/Change in Control) (Exhibit 10.53).
+   99.8     Form of Notice of Grant of Automatic Stock Option (Initial Grant) (Exhibit 10.54).
+   99.9     Form of Notice of Grant of Automatic Stock Option (Annual Grant) (Exhibit 10.55).
+   99.10    Form of Automatic Stock Option Agreement (Exhibit 10.56).
*   99.11    1997 Employee Stock Purchase Plan (Exhibit 10.45).
+   99.12    Form of Stock Purchase Agreement(Exhibit 10.57).

-----------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Registrant's Registration Statement on Form S-1 (Commission No. 333-37981) initially filed on October 15, 1997, as amended.

+ These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Commission No. 333-37981) initially filed on December 3, 1997, as amended.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall



                                      II-3.

be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                      II-4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of May, 1998.

                                        COMBICHEM, INC.


                                        By: /s/ Vicente Anido, Jr., Ph.D.
                                           --------------------------------
                                           Vicente Anido, Jr., Ph.D.
                                           President, Chief Executive Officer
                                           and Director (Principal Executive
                                           Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of CombiChem, Inc., a Delaware corporation, do hereby constitute and appoint Vicente Anido, Jr., Ph.D. and Karin Eastham, and each of them, with full power of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents, each acting alone, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ Pierre R. Lamond                        Chairman of the Board and Director          May 7, 1998
------------------------------------
Pierre R. Lamond



                                      II-5.

Signature                                   Title                                               Date
---------                                   -----                                               ----
/s/ Vicente Anido, Jr., Ph.D.               President, Chief Executive Officer                  May 7, 1998
-----------------------------------         and Director (Principal Executive Officer)
Vicente Anido, Jr., Ph.D.


/s/ Peter L. Myers, Ph.D.                   Vice President, Chief Scientific Officer,           May 7, 1998
-----------------------------------         Chief Operating Officer and Director
Peter L. Myers, Ph.D.


/s/ Karin Eastham                           Vice President, Finance and                         May 7, 1998
-----------------------------------         Administration, and Chief Financial Officer
Karin Eastham                               (Principal Financial and Accounting Officer)



/s/ Philippe O. Chambon, M.D., Ph.D.        Director                                            May 7, 1998
-----------------------------------
Philippe O. Chambon, M.D., Ph.D.


/s/ Arthur Reidel                           Director                                            May 7, 1998
-----------------------------------
Arthur Reidel


/s/ William Scott, Ph.D.                    Director                                            May 7, 1998
-----------------------------------
William Scott, Ph.D.



                                      II-6.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                 COMBICHEM, INC.

                                  EXHIBIT INDEX




    Number   Exhibit
    ------   -------
     4.1     Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
             Statement No. 000-23473 on Form 8-A and all exhibits thereto which are incorporated herein by reference pursuant to Item 3(b).
     5.1     Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1     Consent of Ernst & Young LLP, Independent Auditors.
    23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.1     Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
*   99.1     1997 Stock Incentive Plan (Exhibit 10.44).
+   99.2     Form of Notice of Grant of Stock Option (Exhibit 10.48).
+   99.3     Form of Stock Option Agreement (Exhibit 10.49).
+   99.4     Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate
             Transaction/Change in Control) (Exhibit 10.50).
+   99.5     Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right)
             (Exhibit 10.51)
+   99.6     Form of Stock Issuance Agreement (Exhibit 10.52).
+   99.7     Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following
             Corporate Transaction/Change in Control) (Exhibit 10.53).
+   99.8     Form of Notice of Grant of Automatic Stock Option (Initial Grant) (Exhibit 10.54).
+   99.9     Form of Notice of Grant of Automatic Stock Option (Annual Grant) (Exhibit 10.55).
+   99.10    Form of Automatic Stock Option Agreement (Exhibit 10.56).
*   99.11    1997 Employee Stock Purchase Plan (Exhibit 10.45).
+   99.12    Form of Stock Purchase Agreement(Exhibit 10.57).

-----------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Registrant's Registration Statement on Form S-1 (Commission No. 333-37981) filed on October 15, 1997.

+ These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Commission No. 333-37981) filed on December 3, 1997.